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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 20, 1998


                                  ORCAD, INC.
            (Exact name of Registrant as specified in its charter)

         DELAWARE        COMMISSION FILE NO. 0-27692        93-1062832
(State or other jurisdiction of                          (I.R.S.  Employer
 incorporation or organization)                        Identification Number)

                9300 S.W. NIMBUS AVENUE, BEAVERTON, OREGON 97008
                                (503) 671-9500

              (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   NO CHANGE

         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among, OrCAD, Inc., a Delaware corporation ("OrCAD"), OCA Merger Corporation, an Oregon corporation and wholly-owned subsidiary of OrCAD ("Merger Sub"), and MicroSim Corporation, a California corporation ("MicroSim"), dated as of October 13, 1997, Merger Sub was merged with and into MicroSim (the "Merger") effective as of January 20, 1998 (the "Effective Time"). In the Merger, all of the issued and outstanding shares of MicroSim Common Stock and all of the outstanding options and other rights to acquire MicroSim Common Stock were converted into and exchanged for shares of OrCAD Common Stock. The aggregate number of shares of OrCAD Common Stock issued in the Merger was 2,427,714 shares, including a total of 202,081 shares issued in exchange for all outstanding vested and unvested options and other rights to purchase shares of MicroSim Common Stock. As prescribed under the Merger Agreement, OrCAD withheld ten percent (10%)of the shares of OrCAD Common Stock issued in the Merger (the "Escrow Shares") and will deliver these to First National Trust Association as escrow agent. The Escrow Shares will be held for a period of one year during which time they will be subject to claims by OrCAD to satisfy MicroSim's obligations under the Merger Agreement. The amount of consideration paid in the Merger was determined through arms-length negotiations between officers of OrCAD and MicroSim.

     The terms of the transaction were approved by the Boards of Directors and stockholders of OrCAD, Merger Sub and MicroSim. As a result of the Merger, MicroSim has become a wholly-owned subsidiary of OrCAD. OrCAD intends to continue the existing product development operations of MicroSim at its facility in Irvine, California. In connection with the Merger, the former Chairman, President, Chief Executive Officer and principal stockholder of MicroSim, Wolfram H. Blume, will be elected to the Board of Directors of OrCAD. Mr. Blume has also entered into an agreement with OrCAD pursuant to which he will provide advisory services to OrCAD on a part time basis for a period of two years after the Effective Time. The agreement contains non-compete and a non-solicitation provisions applicable for three years following the Effective Time. As a result of the Merger, Mr. Blume now owns approximately 19.4% of the shares of OrCAD Common Stock issued and outstanding after the Merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

       The financial statements required by this item were included in OrCAD's Registration Statement on Form S-4 (Reg. No. 333-38395) filed with the Securities and Exchange Commission on December 12, 1997 and, pursuant to general instruction B.3 to Form 8-K, are not also included herein.

(b)  Pro Forma Financial Information.

       The pro forma financial information required by this item was included in OrCAD's Registration Statement on Form S-4 (Reg. No. 333-38395) filed with the Securities and Exchange Commission on December 12, 1997 and, pursuant to general instruction B.3 to Form 8-K, are not also included herein.

(c) Exhibits.

     2.0 Agreement and Plan of Merger dated October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation, and MicroSim Corporation (Incorporated by reference to OrCAD's Registration Statement on Form S-4 (Reg. No. 333-38395) filed with the Securities and Exchange Commission on December 12, 1997).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OrCAD, INC.
                                       (Registrant)

Date: January 29, 1998

                                       By: /s/ P. David Bundy
                                          -----------------------------------
                                               P. DAVID BUNDY
                                       P. David Bundy, Vice President,
                                       Secretary  and Chief Financial Officer